Exhibit 10-AN
2019 MASTER STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”) is made as of the date specified in the individual grant summary, by and between Donaldson Company, Inc., a Delaware corporation (“Donaldson”), and the person specified in the individual grant summary (the “Employee”). For purposes of the Agreement, the “Employer” means Donaldson or any Affiliate that employs the Employee.
Donaldson has adopted the 2019 Master Stock Incentive Plan (the “Plan”) which permits the grant of an award of Restricted Stock Units representing the right to receive shares of common stock, par value US $5.00 per share, of Donaldson (“Common Stock”) and dividend equivalent amounts corresponding to such shares. Donaldson is now granting this award under the Plan and in consideration of the Employee’s and Donaldson’s covenants in this Agreement.
1.Grant of Restricted Stock Units. Donaldson hereby grants to the Employee the number Restricted Stock Units specified in the grant summary for no cash consideration. The Restricted Stock Units shall be subject to the terms and conditions in this Agreement and the Plan. The Employee acknowledges receipt of a copy of the Plan and the Plan Prospectus. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan. The grant date shall be as specified on the Employee’s individual grant summary (“Grant Date”).
2.Vesting of Restricted Stock Units. Except as otherwise provided in the Plan or this Agreement, neither the Restricted Stock Units nor the underlying shares of Common Stock to which the units relate, may be sold, assigned, hypothecated or transferred (including without limitation, transfer by gift or donation) until the applicable vesting dates provided below (the “Restriction Period”). If the application of the vesting percentages below results in the vesting of a fractional Restricted Stock Unit, the number of Restricted Stock Units vested shall be rounded to the nearest whole number. Restricted Stock Units granted to the Employee shall be credited to a book-keeping account in the Employee’s name. This account shall be a record of book-keeping entries only and shall be utilized solely as a device for the measurement and determination of the number of shares of Common Stock to be issued to the Employee in settlement of the Restricted Stock Units pursuant to this Agreement.
Vesting Dates:                Cumulative Units Vested:
First Anniversary of Grant Date            33.3%
Second Anniversary of Grant Date        66.6%
Third Anniversary of Grant Date        100%

3.Termination of Employment. Unvested Restricted Stock Units shall be cancelled and forfeited if, at any time within the Restriction Period, the Employee’s employment terminates for any reason (including, without limitation, termination by the Employer, with or without cause) other than for reasons of death, Retirement (as defined in the Plan), or Disability (as defined in the Plan). Upon termination of the Employee’s employment within the Restriction Period by reason of death, Retirement or Disability, the Restriction Period shall end upon such termination, and in lieu of the vesting schedule above, the unvested Restricted Stock Units shall vest as to the number (rounded to the nearest whole share) of Restricted Stock Units obtained by multiplying the total Restricted Stock Units specified in the grant summary by a fraction formed from dividing the full number of months of the Employee’s employment since the Grant Date by thirty-six (36), minus the number of Restricted Stock Units already vested, if any. The remainder of Restricted Stock Units shall be cancelled and forfeited.
    For purposes of this Agreement, the Employee’s date of termination of employment shall be the earlier of (i) the date the Employer tenders a notice of termination to the Employee or the Employee tenders a notice of resignation to the Employer, or (ii) the date the Employee ceases to render services to the Employer, and unless otherwise expressly provided in this Agreement or determined by the Committee in its sole discretion, the Employee’s right to vest in the Restricted Stock Units will terminate as of such date and will not be extended by any notice period (e.g., the Employee’s period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment agreement, if any). The Committee (or its delegate) shall have the exclusive discretion to determine the date of the Employee’s termination of employment for purposes of this award (including whether the Employee may still be considered to be providing services while on a leave of absence). For the avoidance of doubt, a transfer of employment between Donaldson Affiliates shall not constitute a termination of employment for purposes of this Agreement.
4.Settlement of Restricted Stock Units.
(a)Upon the expiration of the Restriction Period, Donaldson shall cause to be issued to the Employee, or to the Employee’s estate in the event of the Employee’s death, one (1) share of Common Stock in payment and settlement of each vested Restricted Stock Unit. Donaldson shall cause the shares of Common Stock issuable in connection with the vesting of any such Restricted Stock Units to be issued as soon as practicable after the Restriction Period, but in all events no later than 30 days after the Restriction Period, and the Employee shall have no power to affect the timing of such issuance. Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of Donaldson or a duly authorized transfer agent of Donaldson and shall be in complete settlement and satisfaction of such vested Restricted Stock Units.
Notwithstanding the foregoing, if the Employee is resident or provides services outside of the United States, Donaldson, in its sole discretion, may provide for the settlement of the Restricted Stock Units in the form of:
(i)     a cash payment in an amount equal to the Fair Market Value of the shares of Common Stock as of the vesting date that corresponds to the number of vested Restricted Stock Units, to the extent settlement in shares of Common Stock (i) is prohibited under local law, (ii) would require the Employee, Donaldson or any Affiliate to obtain the approval of any governmental or regulatory body in the Employee’s country of residence (or country of employment, if different), (iii) would result in adverse tax consequences for the Employee, Donaldson or any Affiliate, or (iv) is administratively burdensome; or
(ii)     shares of Common Stock, but require the Employee to sell such shares of Common Stock immediately or within a specified period following the Employee’s termination of employment (in which case, the Employee agrees that Donaldson shall have the authority to issue sale instructions in relation to such shares of Common Stock on the Employee’s behalf).
(b)If the Employee is a taxpayer of the United States of America (“U.S.”) and has attained or will attain age 55 prior to the expiration of the Restriction Period applicable to Restricted Stock Units, such Restricted Stock Units shall be treated as “deferred compensation” subject to section 409A of Code.

In such case, if those Restricted Stock Units vest and become payable on account of the Employee’s termination of employment, the Restricted Stock Units shall not become payable (even though non-forfeitable) unless the termination constitutes a “separation from service” as defined in Treasury Regulations promulgated under section 409A of the Code. In addition, if the Employee is a Specified Employee, payment on account of separation from service hereunder shall be made as of the date that is six (6) months following the Employee’s separation from service (or, if earlier, upon the Employee’s death).
5.Execution of Employee Agreement and Non-Competition Agreement. In consideration of the grant of Restricted Stock Units and other good and valuable consideration associated with the Employee’s employment with the Employer, the Employee agrees to execute an agreement (or agreements) containing restrictive covenants concerning the Employee’s behavior both during employment and following termination of employment that is satisfactory to Donaldson (the “Employee Agreement”). The Employee acknowledges and agrees that the grant of Restricted Stock Units is expressly conditioned upon the Employee’s execution of the Employee Agreement, and the Employee further acknowledges and agrees that the grant of Restricted Stock Units is adequate consideration for the Employee’s execution of the Employee Agreement and the restrictive covenants contained therein.
6.Accelerated Vesting Upon Change in Control. In the event of a Change in Control (as defined in the Plan) during the Restricted Period, the unvested Restricted Stock Units then outstanding shall immediately become fully vested and the underlying shares of Common Stock shall be issued to the Employee. Notwithstanding the foregoing, if any payment due under this Section 6 is deferred compensation subject to section 409A of the Code, and if the Change in Control is not a “change in control event” that serves as a permissible payment event under U.S. Treasury Regulation § 1.409A3(i)(5) or such other regulation or guidance issued under section 409A of the Code, then the Restricted Stock Units shall vest upon the Change in Control as provided above but issuance of the shares subject to the award shall be delayed until the end of the Restriction Period.
7.Tax and Social Insurance Contributions Withholding.
(a)Regardless of any action Donaldson or the Employer takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Employee’s participation in the Plan (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility, and that Donaldson and the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award of Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the issuance of shares of Common Stock, the subsequent sale of any shares of Common Stock and the receipt of any dividends or dividend equivalent amounts; and (b) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Unit award to reduce or eliminate the Employee’s liability for Tax-Related Items.
(b)Prior to any taxable or tax withholding event, as applicable, the Employee agrees to make adequate arrangements satisfactory to Donaldson and/or the Employer to satisfy all Tax-Related Items. Payment of all Tax-Related Items may be satisfied by (i) payment in cash, (ii) delivery of unencumbered shares of Common Stock previously acquired having a Fair Market Value that is equal to the Tax-Related Items, (iii) by a combination of cash and shares under (i) and (ii) above; (iv) by withholding of shares of Common Stock that would otherwise be issued upon settlement having a Fair Market Value equal to the Tax-Related Items or (v) by (broker-assisted) sell-to-cover transaction that complies with all applicable laws. In the absence of direction from the Employee, the Employee hereby authorizes Donaldson to satisfy all Tax-Related Items by (1) withholding shares of Common Stock to be issued at settlement or otherwise selling shares of Common Stock on the Employee’s behalf equal to the amount of all Tax-Related Items required to be withheld, pursuant to the policies and processes of Donaldson’s stock plan administrator and broker; or (2) withholding from the Employee’s wages or other cash compensation payable to the Employee by Donaldson and/or the Employer. If the Employee is subject to taxation in more than one jurisdiction, the Employee acknowledges that the Employer or another Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(c)Depending on the withholding method, Donaldson may withhold or account for Tax-Related Items by considering applicable statutory withholding rates (as determined by the Committee in its sole discretion) or other applicable withholding rates, including maximum withholding rates. If the obligation for Tax-Related Items is satisfied by withholding from shares of Common Stock to be delivered upon vesting of the Restricted Stock Units, for tax purposes, the Employee is deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.
(d)The Employee agrees to pay to Donaldson or the Employer any amount of Tax-Related Items that Donaldson or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by the means previously described. Donaldson may refuse to issue or deliver shares of Common Stock or proceeds from the sale of shares of Common Stock until arrangements satisfactory to the Committee have been made in connection with the Tax-Related Items.
8.Shareholder Rights; Dividend Equivalents. The Restricted Stock Units do not entitle the Employee to any rights of a stockholder of Donaldson with respect to shares of Common Stock underlying the Restricted Stock Units until such shares have been issued to the Employee upon settlement of the Restricted Stock Units. Notwithstanding the foregoing, the Employee shall accumulate an unvested right to dividend equivalent amounts on the shares of Common Stock underlying Restricted Stock Units if cash dividends are declared by Donaldson on the shares on or after the Grant Date. Each time a dividend is paid on the shares of Common Stock, the Employee shall accrue an additional number of Restricted Stock Units (rounded to the nearest whole share) having a Fair Market Value on the dividend payment date equal to the amount of the dividend payable on the Employee’s Restricted Stock Units on the dividend record date. The additional Restricted Stock Units shall be subject to the same vesting, forfeiture and share delivery terms in Sections 2, 3, 4 and 6 above as if they had been awarded on the Grant Date. The Employee shall not be entitled to dividend equivalents with respect to dividends declared prior to the Grant Date. All dividend equivalents accumulated with respect to forfeited Restricted Stock Units shall also be irrevocably forfeited. As of the date of issuance of shares underlying Restricted Stock Units, the Employee shall have all of the rights of a stockholder of Donaldson with respect to any shares issued pursuant hereto.
9.Effectiveness of Agreement; Non-Disclosure. This Agreement shall be effective only after the Employee agrees to the terms and conditions of this Agreement. The Employee shall not disclose either the contents or any of the terms and conditions of this award to any other person and agrees that Donaldson shall have the right, in its sole discretion, to immediately terminate the Agreement in the event of such disclosure by the Employee.

10.     Nature of Grant.
(a)Neither the Plan nor this Agreement shall (i) be deemed to give the Employee a right to remain an employee of the Employer, (ii) restrict the right of the Employer to discharge the Employee, with or without cause, or (iii) be deemed to be a written contract of employment.
(b)The Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by Donaldson, in its sole discretion, at any time. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Employer.
(c)The grant of the Restricted Stock Unit award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of Restricted Stock Units in the future. Future awards, if any, will be at the sole discretion of Donaldson, including, but not limited to, the form and timing of an award, the number of shares of Common Stock subject to an award and the vesting provisions.
(d)The Employee’s participation in the Plan is exceptional, voluntary and occasional. The value of the Employee’s Restricted Stock Unit award is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any.
(e)The Employee’s award of Restricted Stock Units, the shares of Common Stock subject to the Restricted Stock Units and the income and value of the same are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Donaldson, the Employer or any Affiliate.
(f)No claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Unit award resulting from termination of the Employee’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of local employment laws or the terms of the Employee’s employment agreement, if any).
(g)The future value of the shares of Common Stock subject to the Restricted Stock Unit award is unknown and cannot be predicted with certainty. The value of any underlying shares of Common Stock issued hereunder may increase or decrease.
(h)Donaldson shall not be liable for any foreign exchange rate fluctuation, where applicable, between the Employee’s local currency and the United States dollar that may affect the value of the Restricted Stock Unit or of any amounts due to the Employee pursuant to the award or the subsequent sale of any shares of Common Stock acquired under the award.
(i)The Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement not otherwise specifically provided for in the Plan or provided by Donaldson in its discretion, to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock.

11.     Data Privacy.
(a)Pursuant to applicable personal data protection laws, Donaldson hereby notifies the Employee of the following in relation to the Employee’s personal Data (as defined below) and the collection, use, processing and transfer of such Data in relation to Donaldson’s grant of this award and the Employee’s participation in the Plan. The collection, use, processing and transfer of the Employee’s Data is necessary for Donaldson’s administration of the Plan and the Employee’s participation in the Plan, and the Employee’s denial and/or objection to the collection, use, processing and transfer of Data may affect the Employee’s participation in the Plan. As such, the Employee hereby voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of Data as described in this paragraph.
(b)Donaldson and the Employer hold certain personal information about the Employee, specifically: the Employee’s name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Donaldson, details of all stock awards or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Plan (“Data”). Data may be provided by the Employee or collected, where lawful, from third parties, and Donaldson will process Data for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Employee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within Donaldson’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Employee’s participation in the Plan.
(c)Donaldson and the Employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan, and Donaldson and the Employer may each further transfer Data to any third parties assisting Donaldson in the implementation, administration and management of the Plan. As permitted by applicable personal data protection laws, if Donaldson or the Employer becomes involved in a merger, acquisition, sale of assets, joint venture, securities offering, bankruptcy, reorganization, liquidation, dissolution, or other transaction or if the ownership of all or substantially all of Donaldson or the Employer otherwise changes, Donaldson or the Employer may transfer Data to a third party or parties in connection therewith. The Employee hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any shares of Common Stock acquired pursuant to the Plan.
(d)The Employee may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of Data, (b) verify the content, origin and accuracy of Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Employee’s participation in the Plan. The Employee may seek to exercise these rights by contacting privacy@donaldson.com. The Employee understands that he or she is providing the consent herein on a purely voluntary basis. If the Employee does not consent or later seeks to remove his or her consent, the Employee’s salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that Donaldson would not be able to grant the Employee Restricted Stock Units or other equity awards or participation in the Plan.
12.Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the laws of the U.S. state of Delaware, except with respect to its rules relating to conflicts of law. The Employee consents to the exclusive jurisdiction of the state and federal courts of the U.S. state of Minnesota in connection with any controversies relating to or arising out of this Agreement, and agrees that any and all litigation relating to or arising out of this Agreement shall be venued in Hennepin County, Minnesota.
13.Repatriation; Compliance with Law. The Employee agrees to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the award) in accordance with local foreign exchange rules and regulations in the Employee’s country of residence (and country of employment, if different). In addition, the Employee also agrees to take any and all actions, and consents to any and all actions taken by Donaldson or any Affiliate, as may be required to allow Donaldson and its Affiliates to comply with local laws, rules and regulations in the Employee’s country of residence (and country of employment, if different). Finally, the Employee agrees to take any and all actions as may be required to comply with the Employee’s personal legal and tax obligations under local laws, rules and regulations in the Employee’s country of residence (and country of employment, if different).
14.Electronic Delivery and Acceptance. Donaldson, in its sole discretion, may decide to deliver any documents related to the Restricted Stock Units or other awards granted to the Employee under the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Donaldson or a third party designated by Donaldson.
15.English Language. The Employee acknowledges and agrees that it is the Employee’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the grant of this award of Restricted Stock Units, be drawn up in English. The Employee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Employee to understand the terms and conditions of this Agreement and the Plan. If the Employee has received this Agreement, the Plan or any other documents related to the award of Restricted Stock Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.
16.Addendum. Notwithstanding any provisions in this Agreement to the contrary, this award of Restricted Stock Units shall be subject to any special terms and conditions for the Employee’s country of residence (and country of employment, if different), as set forth in the applicable addendum to this Agreement. Further, if the Employee transfers residency and/or employment to another country reflected in an addendum to this Agreement, the special terms and conditions for such country will apply to the Employee to the extent Donaldson determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or Donaldson may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s transfer). Any applicable addendum shall constitute part of this Agreement.
17.Imposition of Other Requirements. Donaldson reserves the right to impose other requirements on this award of Restricted Stock Units, any dividend equivalents, any shares of Common Stock acquired pursuant to this award, and the Employee’s participation in the Plan, to the extent Donaldson determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Restricted Stock Unit award and the Plan. Such requirements may include (but are not limited to) requiring the Employee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
18.Not a Public Offering. This award is not intended to be a public offering of securities in the Employee’s country of residence (and country of employment, if different). Donaldson has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the award of Restricted Stock Units is not subject to the supervision of the local securities authorities.
19.No Advice Regarding Grant. No employee of Donaldson or any Affiliate is permitted to advise the Employee on whether the Employee should acquire shares of Common Stock by participating in the Plan. Investment in shares of Common Stock involves a degree of risk. Before deciding to participate in the Plan, the Employee should carefully review all the materials related to the Restricted Stock Units and the Plan. In addition, the Employee should consult the Employee’s personal advisor for professional investment advice.
20.Insider Trading/Market Abuse Laws. By participating in the Plan, the Employee agrees to comply with Donaldson’s policy on insider trading (to the extent that it is applicable to the Employee). Further, the Employee acknowledges that, depending on the Employee’s or the broker’s country of residence or where the shares of Common Stock are listed, the Employee may be subject to insider trading restrictions and/or market abuse laws which may affect the Employee’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., Restricted Stock Units) or rights linked to the value of shares of Common Stock, during such time the Employee is considered to have “inside information” regarding Donaldson as defined by the laws or regulations in the Employee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee places before he or she possessed inside information. Furthermore, the Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Employee understands that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Donaldson insider trading policy. The Employee acknowledges that it is the Employee’s responsibility to comply with any applicable restrictions, and that the Employee should therefore consult his or her personal advisor on this matter.
21.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

22.Waiver. The Employee agrees that a waiver by Donaldson of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Employee or any other Participant.
By execution of this Agreement as of the Grant Date, the Employee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.
EMPLOYEE:

SIGNED BY ELECTRONIC SIGNATURE*

* BY ELECTRONICALLY ACCEPTING THIS AWARD, THE EMPLOYEE AGREES THAT (i) SUCH ACCEPTANCE CONSTITUTES THE EMPLOYEE’S ELECTRONIC SIGNATURE IN EXECUTION OF THIS AGREEMENT; (ii) THE EMPLOYEE AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY); (iii) THE EMPLOYEE HAS REVIEWED THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY) IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY); (iv) THE EMPLOYEE HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN AND THE TAX SUPPLEMENT TO THE U.S. PROSPECTUS FOR THE EMPLOYEE’S COUNTRY, IF APPLICABLE; AND (v) THE EMPLOYEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE HUMAN RESOURCES COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THE AGREEMENT AND THE ADDENDUM TO THE AGREEMENT (IF ANY).

ADDENDUM TO
RESTRICTED STOCK AWARD AGREEMENT

The Restricted Stock Units are subject to the following additional terms and conditions as set forth in this addendum to the Agreement (the “Addendum”) to the extent the Employee resides and/or is employed in one of the jurisdictions or countries addressed herein. To the extent the Employee transfers residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to the Employee to the extent Donaldson determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations, or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or Donaldson may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s transfer). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement.

EUROPEAN UNION (“EU”) AND EUROPEAN ECONOMIC AREA (“EEA”) MEMBER STATES

    1.    Personal Data. The following provision replaces Section 11 of the Agreement in its entirety:
Pursuant to applicable personal data protection laws, Donaldson hereby notifies the Employee of the following in relation to the Employee’s Personal Data (defined below) and the collection, processing and transfer in electronic or other form of such Personal Data in relation to Donaldson’s grant of this award and the Employee’s participation in the Plan. The collection, processing and transfer of the Employee’s Personal Data is necessary for the legitimate purpose of Donaldson’s administration of the Plan and the Employee’s participation in the Plan, and the Employee’s denial and/or objection to the collection, processing and transfer of Personal Data may affect the Employee’s participation in the Plan. As such, the Employee acknowledges the collection, use, processing and transfer of Personal Data as described herein.
Donaldson and the Employer hold certain personally identifiable information about the Employee, specifically the Employee’s name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in Donaldson, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Plan (“Personal Data”). The Personal Data may be provided by the Employee or collected, where lawful, from third parties. Donaldson and the Employer each act as controllers of the Personal Data and will process the Personal Data in this context for the exclusive legitimate purpose of implementing, administering and managing the Employee’s participation in the Plan and meeting related legal obligations associated with these actions.
The processing will take place through electronic and non-electronic means according to logics and procedures correlated to the purposes for which the Personal Data was collected and with confidentiality and security provisions as set forth by applicable laws and regulations. Personal Data will be accessible within Donaldson’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and other aspects of the employment relationship and for the Employee’s participation in the Plan.

Donaldson and the Employer will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Employee’s participation in the Plan, and Donaldson and the Employer may each further transfer Personal Data to third parties assisting Donaldson or the Employer in the implementation, administration and management of the Plan, including Morgan Stanley Smith Barney or any successor or other third party that Donaldson, the Employer or Morgan Stanley Smith Barney (or its successor) may engage to assist with administration of the Plan from time to time. Further and as permitted by applicable personal data protection laws, if Donaldson or the Employer becomes involved in a merger, acquisition, sale of assets, joint venture, securities offering, bankruptcy, reorganization, liquidation, dissolution, or other transaction or if the ownership of all or substantially all of Donaldson or the Employer otherwise changes, Donaldson or the Employer may transfer Data to a third party or parties in connection therewith. These recipients may be located in the EEA, or elsewhere throughout the world, such as the United States. By participating in the Plan, the Employee understands that these recipients may receive, possess, use, retain and transfer Personal Data, in electronic or other form, for purposes of implementing, administering and managing the Employee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Employee’s behalf to a broker or other third party with whom the Employee may elect to deposit any shares of Common Stock acquired pursuant to the Plan. The Employee further understands that the Employee may request a list with the names and addresses of any potential recipients of the Employee’s Personal Data by contacting privacy@donaldson.com. When transferring Personal Data to these potential recipients, Donaldson and the Employer provide appropriate safeguards in accordance with EU Standard Contractual Clauses, the EU-U.S. Privacy Shield Framework, or other legally binding and permissible arrangements. The Employee may request a copy of such safeguards by contacting privacy@donaldson.com.
To the extent provided by law, the Employee may, at any time, have the right to request: access to Personal Data, rectification of Personal Data, erasure of Personal Data, restriction of processing of Personal Data, and portability of Personal Data. The Employee may also have the right to object, on grounds related to a particular situation, to the processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost, by contacting privacy@donaldson.com. The Employee’s provision of Personal Data is a contractual requirement. The Employee understands, however, that the only consequence of refusing to provide Personal Data is that Donaldson and the Employer may not be able to grant the Employee equity awards under the Plan, or administer or maintain such awards. For more information on the consequences of the Employee’s refusal to provide Personal Data, the Employee understands that the Employee may contact privacy@donaldson.com.
When Donaldson and the Employer no longer need to use Personal Data for the purposes above or do not need to retain it for compliance with any legal or regulatory purpose, each will take reasonable steps to remove Personal Data from their systems and/or records containing the Personal Data and/or take steps to properly anonymize it so that the Employee can no longer be identified from it.
    2.    EU Age Discrimination. If the Employee is a resident of or employed in a country that is a member of the EU, the grant of this award and the terms and conditions governing this award are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent a court or tribunal of competent jurisdiction determines that any provision of this award is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, Donaldson shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

AUSTRALIA

1.Australia Offer Document. The grant of the Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, Australia Securities and Investment Commission ("ASIC") Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the Australia Offer Document, which is provided to the Employee with the Agreement. By accepting the Restricted Stock Units, the Employee acknowledges and confirms that he or she has received these documents.
2.Shareholder Approval Requirement. Notwithstanding any provision in the Agreement to the contrary, the Employee will not be entitled to, and shall not claim any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, Donaldson’s Affiliate in Australia is under no obligation to seek or obtain the approval of its shareholders for the purpose of overcoming any such limitation or restriction.

3.Tax Deferral. The Restricted Stock Units awarded under the Agreement is intended to be subject to tax deferral under Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (subject to the conditions of the Act).

BELGIUM

No country-specific provisions.
BRAZIL

1.Labor Law Acknowledgment. The Employee agrees that, for all legal purposes, (i) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to the Employee’s employment; (ii) the Agreement and the Plan are not a part of the terms and conditions of the Employee’s employment; and (iii) the income from the Restricted Stock Units, if any, is not part of the Employee’s remuneration from employment.

2.Compliance with Law. By accepting the Restricted Stock Units, the Employee acknowledges his / her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Restricted Stock Units, the issuance and/or sale of shares of Common Stock acquired under the Plan or the receipt of any dividends.

CANADA

1.Settlement of Restricted Stock Units. Notwithstanding any provision of the Agreement or the Plan to the contrary, the Restricted Stock Units do not provide any right for the Employee to receive a cash payment and the Restricted Stock Units will be settled in shares of Common Stock only.

2.Use of English Language. The Employee acknowledges and agrees that it is the Employee’s wish that the Agreement and the Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant the Award, be drawn up in English.

    Utilisation de Langue anglaise. Employé admet et convient que c’est le désir du Employé que l’Accord et l’Addenda, aussi bien que tous les documents, remarque et les poursuites judiciaires entrées, données ou instituées conforme le Prix, être établi dans l’anglais.

3.Data Privacy. The following provision supplements Section 11 of the Agreement:

The Employee hereby authorizes Donaldson and Donaldson’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. The Employee further authorizes Donaldson, the Employer and its Affiliates to disclose and discuss the Plan with their advisors. The Employee further authorizes Donaldson, the Employer and any other Affiliate to record such information and to keep such information in the Employee’s employee file.

DENMARK

1.Danish Stock Option Act. In accepting the Restricted Stock Units, the Employee acknowledges that the Employee has received an “Employer Statement” translated into Danish, which is being provided to comply with the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”).

FRANCE

1.Nature of Grant. The Restricted Stock Units are not granted under the French specific regime provided by Articles Section L.225-197-1 and seq. of the French commercial code.

2.Use of English Language. The Employee acknowledges and agrees that it is the Employee’s wish that the Agreement and the Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant the Award, be drawn up in English.

Utilisation de Langue anglaise. Employé admet et convient que c’est le désir du Employé que l’Accord et l’Addenda, aussi bien que tous les documents, remarque et les poursuites judiciaires entrées, données ou instituées conforme le Prix, être établi dans l’anglais.

GERMANY

No country-specific provisions.

HONG KONG

1.Settlement of Restricted Stock Units. Notwithstanding any provision of the Agreement or the Plan to the contrary, the Restricted Stock Units do not provide any right for the Employee to receive a cash payment and the Restricted Stock Units will be settled in shares of Common Stock only.

2.IMPORTANT NOTICE. The Agreement, the Addendum, the Plan and all other materials pertaining to the Restricted Stock Units have not been reviewed by any regulatory authority in Hong Kong. The Employee is advised to exercise caution in relation to the offer. If the Employee has any doubts about any of the contents of the materials pertaining to the Restricted Stock Units, the Employee should obtain independent professional advice.

INDIA

1.Repatriation Requirements. The Employee understands that the Employee must repatriate any cash dividends paid on shares of Common Stock under the Plan and any proceeds from the sale of such shares of Common Stock to India within a certain period of time after receipt of the proceeds. It is the Employee’s sole responsibility to comply with applicable exchange control laws in India.

ITALY

1.Plan Document Acknowledgment. In accepting the Option, the Employee acknowledges that a copy of the Plan was made available to the Employee, and the Employee has reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understands and accepts all provisions of the Plan, the Agreement, and this Addendum.

The Employee further acknowledges that the Employee has read and specifically approves the following provision in the Agreement: Section 2 (Vesting of Restricted Stock Units), Section 3 (Termination of Employment), Section 7 (Tax and Social Insurance Contributions Withholding), Section 10 (Nature of Grant); and Section 17 (Imposition of Other Requirements).

JAPAN

No country-specific provisions.

MEXICO

1.Commercial Relationship. The Employee expressly recognizes that the Employee’s participation in the Plan and Donaldson’s grant of a Restricted Stock Units does not constitute an employment relationship between the Employee and Donaldson. The Employee has been granted the Restricted Stock Units as a consequence of the commercial relationship between Donaldson and Donaldson’s Affiliate in Mexico that employs the Employee (“Donaldson-Mexico”), and Donaldson-Mexico is the Employee’s sole employer. Based on the foregoing, (a) the Employee expressly recognizes that the Plan and the benefits the Employee may derive from participation in the Plan does not establish any rights between the Employee and Donaldson-Mexico, (b) the Plan and the benefits the Employee may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by Donaldson-Mexico, and (c) any modifications or amendments of the Plan by Donaldson, or a termination of the Plan by Donaldson, shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with Donaldson-Mexico.
2.Extraordinary Item of Compensation. The Employee expressly recognizes and acknowledges that the Employee’s participation in the Plan is a result of the discretionary and unilateral decision of Donaldson, as well as the Employee’s free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Agreement and this Addendum. As such, the Employee acknowledges and agrees that Donaldson, in its sole discretion, may amend and/or discontinue the Employee’s participation in the Plan at any time and without any liability. The value of the Restricted Stock Units is an extraordinary item of compensation outside the scope of the Employee’s employment contract, if any. The Restricted Stock Units are not part of the Employee’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of Donaldson-Mexico.

NETHERLANDS

1.    Waiver of Termination Rights. The Employee hereby waives any and all rights to compensation or damages as a result of the Employee’s termination of employment with Donaldson or any Affiliate whatsoever, insofar as those rights result or may result from (i) the loss or diminution in value of such rights or entitlements under the Plan, or (ii) the Employee’s ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

SINGAPORE

1.Qualifying Person Exemption. The grant of the Restricted Stock Units under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. The Employee should note that, as a result, the Restricted Stock Units is subject to section 257 of the SFA and the Employee will not be able to make (a) any subsequent sale of the shares of Common Stock in Singapore or (b) any offer of such subsequent sale of the shares of Common Stock subject to the Restricted Stock Units in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

SOUTH KOREA

No country-specific provisions.

POLAND

No country-specific provisions.
SPAIN

1.Acknowledgement of Discretionary Nature of the Plan.

In accepting the Restricted Stock Units, the Employee consents to participation in the Plan and acknowledges that the Employee has received a copy of the Plan.

The Employee understands that Donaldson has unilaterally, gratuitously and in its sole discretion granted restricted stock units under the Plan to individuals who may be employees of Donaldson or any of its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Donaldson or any of its Affiliates on an ongoing basis. Consequently, the Employee understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the shares of Common Stock acquired upon vesting of the Restricted Stock Units shall not become a part of any employment contract (either with Donaldson or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Employee understands that this grant would not be made to the Employee but for the assumptions and conditions referenced above; thus, the Employee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Restricted Stock Unit grant shall be null and void.

The Employee understands and agrees that, as a condition of the Restricted Stock Unit grant, unless otherwise provided in the Agreement, any unvested Restricted Stock Units as of the date the Employee ceases active employment, will be forfeited without entitlement to the underlying shares of Common Stock or to any amount of indemnification in the event of termination of employment. The Employee acknowledges that the Employee has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a termination of employment on the Restricted Stock Units.

2.No Public Offering. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the Option. The Plan, the Agreement (including this Addendum) and any other documents evidencing the grant of the Restricted Stock Units have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator) and none of those documents constitute a public offering prospectus.

THAILAND

No country-specific provisions.

UNITED ARAB EMIRATES

1.Securities Law Notice. The Plan is being offered only to qualified employees and is in the nature of providing equity incentives to employees of Donaldson and its Affiliates in the UAE. Any documents related to the Plan, including the Plan, this Addendum, the Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. The Employee should conduct his or her own due diligence on the securities.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor has it taken steps to verify the information set out in them, and thus, is not responsible for such documents. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it.

The Employee should, as prospective stockholder, conduct the Employee’s own due diligence on the securities. If the Employee does not understand the contents of the Plan Documents, he or she should consult an authorized financial adviser.

UNITED KINGDOM

1.Indemnification for Tax-Related Items. Without limitation to Section 7 of the Agreement, the Employee hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Donaldson or (if different) the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Employee also hereby agrees to indemnify and keep indemnified Donaldson and (if different) the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on the Employee’s behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Employee is a director or executive officer (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Employee is a director or executive officer and income tax due is not collected from or paid by the Employee within 90 days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Employee on which additional income tax and national insurance contributions may be payable. The Employee acknowledges that the Employee ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing Donaldson or (if different) the Employer for the value of any employee national insurance contributions due on this additional benefit, which Donaldson or (if different) the Employer may recover from the Employee at any time thereafter by any of the means referred to in Section 7 of the Agreement.

2.    Exclusion of Claim. The Employee acknowledges and agrees that the Employee will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Employee’s ceasing to have rights under or to be entitled to the Restricted Stock Units, whether or not as a result of termination (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Restricted Stock Units. Upon the grant of the Restricted Stock Units, the Employee shall be deemed irrevocably to have waived any such entitlement.